Exhibit 99.3
E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Management believes that an analysis of operating earnings, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Operating earnings are defined as earnings from continuing operations (GAAP) excluding “significant items” and “non-operating pension and other post-employment benefit (OPEB) costs”.

Reconciliation of Performance Chemicals Segment Pre-tax Operating Income (GAAP) to Operating Earnings (Non-GAAP):	1Q	Year	Year	Year
	2015	2014	2013	2012
Performance Chemicals Segment Pre-tax Operating Income (GAAP)	$129	$913	$941	$1,826
Segment significant items benefit (expense)(1)	—	(21)	(74)	(36)
Performance Chemicals Segment Operating Earnings (Non-GAAP)	129	934	1,015	1,862
Reconciliation of Performance Chemicals Segment Operating Earnings (Non-GAAP) to Income from Discontinued Operation before taxes (GAAP):
Discontinued Operation - Adjustments:
Legal and environmental costs	(17)	(109)	(98)	(117)
Corporate costs	21	80	121	107
Other adjustments	(25)	(67)	(35)	(15)
Discontinued Operation - Operating Earnings (Non-GAAP)	108	838	1,003	1,837
Separation transaction costs (2)	(69)	(142)	—	—
Non-operating pension/OPEB benefit (costs)	11	3	(6)	(3)
Segment significant items benefit (expense)(1)	—	(21)	(74)	(36)
Income from Discontinued Operation before income taxes (GAAP)	$50	$678	$923	$1,798

Reconciliation of Operating EPS including Discontinued Operation to EPS from Continuing Operations(GAAP):	1Q	Year	Year	Year
	2015	2014	2013	2012
Operating EPS (including Discontinued Operation) (Non-GAAP)	$1.34	$4.01	$3.88	$3.77
Discontinued Operation - Operating Earnings (Non-GAAP)	(0.08)	(0.65)	(0.76)	(1.41)
Operating EPS (excluding Discontinued Operation) (Non-GAAP)	1.26	3.36	3.12	2.36

Significant Items	(0.06)	0.12	(0.38)	(0.70)
Non-Operating Pension & OPEB costs	(0.09)	(0.09)	(0.40)	(0.46)
EPS from Continuing Operations (GAAP)	$1.11	$3.39	$2.34	$1.20

(1) The data provides a historical display of significant items included in our Quarterly Earnings Release financials.
(2) Separation transaction costs were previously included within Corporate significant items in our Quarterly Earnings Release financials.

Note: Continued and discontinued operation amounts presented relate to the spin-off of the Performance Chemicals segment. DuPont’s current estimates on a discontinued operations basis are preliminary and could change as the company finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the three and nine month periods ending September 30, 2015 and the Annual Report on Form 10-K for the year ending December 31, 2015.